UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2008

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1: LETTER AGREEMENT
EX-99.2: PRESS RELEASE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                  Arrangements of Certain Officers.

     (d) On June 29, 2008, The Goldman Sachs Group, Inc. (the Registrant) announced that Lakshmi N. Mittal has been elected a member of the Registrant’s Board of Directors, effective as of June 28, 2008. Mr. Mittal also has been elected to the Board’s Corporate Governance and Nominating, Compensation and Audit Committees. With the election of Mr. Mittal, the Registrant’s Board consists of thirteen directors. A copy of a letter agreement between the Registrant and Mr. Mittal is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     Mr. Mittal is the Chairman and Chief Executive Officer of ArcelorMittal S.A. (ArcelorMittal) and beneficially owns (directly and through family members) approximately 42% of the outstanding common shares of ArcelorMittal. Affiliates of the Registrant (referred to collectively as Goldman Sachs) provide ordinary course financial advisory, lending, investment banking and other financial services to ArcelorMittal and its affiliates, including the following:

     Goldman Sachs acted as a lead arranger in connection with an approximately €10.8 billion credit facility related to the acquisition of substantially all of the outstanding share capital of Arcelor S.A. by Mittal Steel Company N.V. in fiscal 2006 (the Merger). In fiscal 2007, Goldman Sachs did not make any loans under this facility, which was closed in December 2006.

     Since December 2006, Goldman Sachs has participated in an approximately €17 billion ArcelorMittal credit facility, agreeing to lend up to €500 million. During fiscal 2007 and fiscal 2008 to date, the largest loan outstanding by Goldman Sachs was approximately €464 million, and ArcelorMittal paid interest to Goldman Sachs totaling approximately €15.3 million at an average rate of Euribor/Libor + 35.55 basis points. Goldman Sachs’ current loan outstanding under the facility is approximately €247 million.

     In fiscal 2007, Goldman Sachs advised ArcelorMittal in connection with its approximately €4.025 billion mandatory tender offer for Arcelor Brasil S.A. and its approximately $3.4 billion acquisition of outstanding shares of Arcelor S.A. not previously acquired in the Merger.

     In May 2008, Goldman Sachs acted as a joint book-runner in connection with a $3 billion bond offering by ArcelorMittal. Since May 2008, Goldman Sachs has participated in an approximately $4 billion ArcelorMittal credit facility, agreeing to lend up to $166.75 million at an interest rate of Euribor/Libor + 57.5 basis points and up to $83.25 million at an interest rate of Euribor/Libor + 47.5 basis points. Goldman Sachs has not to date made a loan under this facility. In fiscal 2008, Goldman Sachs advised ArcelorMittal on its approximately $1.66 billion tender offer for the outstanding shares of ArcelorMittal Inox Brasil S.A.

     A copy of the Registrant’s press release relating to Mr. Mittal’s election as director is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

     The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

99.1	Letter agreement, dated June 28, 2008, between the Registrant and Mr. Mittal.

99.2	Press release of the Registrant, dated June 29, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: June 30, 2008	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel